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                                                                   Exhibit 99.1
                                                                   ------------


                          [BRANDPARTNERS GROUP LOGO]

IMMEDIATE RELEASE
-----------------

            BRANDPARTNERS REPORTS DEATH OF CEO, JEFFREY S. SILVERMAN


         NEW YORK, NY - SEPTEMBER 24, 2002 - BRANDPARTNERS GROUP, INC. (NASDAQ:
BPTR) today announced that Jeffrey S. Silverman, the Company's Chairman and Chief Executive Officer, passed away yesterday. The Board of Directors expressed their heartfelt sympathy to his family and friends.

         The Board of Directors announced that it has elected Edward Stolarski, Executive Vice President, as Chief Executive Officer and that it is the intention of the Board of Directors and Mr. Stolarski to continue to work towards realizing Jeffrey's vision.



BRANDPARTNERS GROUP, INC (WWW.BPTR.COM) OPERATES THROUGH WILLEY BROTHERS, INC., A WHOLLY OWNED SUBSIDIARY, PROVIDING BRANCH POSITIONING AND CONSULTING, MERCHANDISING, BRANCH PLANNING AND DESIGN, AND CREATIVE SERVICES FOR FINANCIAL SERVICES COMPANIES, AND IMAPDATA, A MAJORITY OWNED SUBSIDIARY, PROVIDING DATA BASED SOLUTIONS.

(THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS OF FUTURE EVENTS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO IDENTIFY APPROPRIATE ACQUISITION CANDIDATES, COMPLETE SUCH ACQUISITIONS AND SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; CHANGES IN THE COMPANY'S BUSINESS STRATEGIES OR DEVELOPMENT PLANS; EFFECTS OF COMPETITION; THE COMPANY'S ANTICIPATED GROWTH WITHIN THE FINANCIAL SERVICES INDUSTRY; THE COMPANY'S ABILITY TO OBTAIN SUFFICIENT FINANCING TO CONTINUE OPERATIONS; AND GENERAL ECONOMIC AND BUSINESS CONDITIONS, BOTH NATIONALLY AND IN THE REGIONS IN WHICH THE COMPANY OPERATES. THESE AND OTHER RISKS AND UNCERTAINTIES ARE DISCLOSED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE "FORWARD-LOOKING STATEMENTS" SECTION OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, IN THE COMPANY'S PRESS RELEASES AND IN ORAL STATEMENTS MADE BY OR WITH THE APPROVAL OF AUTHORIZED PERSONNEL. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION OR FUTURE EVENTS OR DEVELOPMENTS.)

CONTACT:

Ed Stolarski
Chief Executive Officer
BrandPartners Group, Inc.
Tel: (212) 446-0224
Email: ed@bptr.com